MEMBER SERVICE PROVIDER SALES AND SERVICE
                        CREDIT CARD PROCESSING AGREEMENT

        THIS MEMBER SERVICE PROVIDER CREDIT CARD PROCESSING AGREEMENT (this "Agreement') is made and entered into 1 day of January, 1997. by and among NOVA Information Systems, Inc.,. a Georgia corporation with its principal place of business at One Concourse Parkway, Suite 300, Atlanta, Georgia 30328, ("NOVA!'), REGIONS BANK, a principal member of VISA U.S.A.,, Inc., and Mastercard International Incorporated and a bank chartered under the laws of the State of Alabama with its principal place of business at 25 Washington Avenue, Suite 600, Montgomery, Alabama 36104, ("Member") and U.S. Wireless Data, Inc. a Colorado corporation with its principal place of business at 1123 Western Ave., Mill Valley, CA 94941("MSP").


        PURPOSE OF AGREEMENT; The purpose of this agreement is to set forth the terms and conditions under which MSP shall refer to NOVA and Member prospective merchants meeting the qualifications of NOVA and Member for the purpose of providing to such merchants credit card processing services, and to set forth the referral fees NOVA and Member shall, from time to time. pay to MSP for such referrals and other services, as described herein.

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged and intending to be legally bound hereby, MSP, NOVA and Member agree as follows;

                  DEFINITIONS As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          A. "Acceptable merchant' shall mm a merchant who does not performing the services or sales described in Schedule A-Exhibit 1, and who is acceptable to NOVA 'and Member, as determined in their sole discretion, based upon a credit card of the merchant.

          B.  "Assessment  Fee'  shall  mean  the fee that is  collected  from a
          Referred   Merchant  on  behalf  of  the  Credit  Card  issuer  for  a
          Transaction-

          C. "Cardholder, shall mean (i) the person in whose name a Credit Card has been issued, and shall also mean (ii) any person who possesses and uses a Credit Card and who purports to be the person in whose name the Credit Card was issued or whose signature appears on the Credit Card as an authorized user,

          D. "Cause" shall mean the occurrence of any one or more of the following- (i) any failure by MSP to comply in all material respects with the provisions of this Agreement; (ii) any failure by MSP to follow the credit policies and procedures established by NOVA and Member from time to time; (iii) any failure by MSP to comply with the Rules and all applicable laws and regulatory requirements, whether Federal or state, (iv) any intentional misrepresentation by an employee, officer or director of MSP in connection with the referral of a prospective merchant or an application by a prospective merchant for services hereunder', (v) any failure by MSP to advise NOVA and Member of adverse or material changes in any Merchant's financial condition of which MSP becomes aware during the Merchant's association with NOVA. and member; (vi) the financial insolvency or bankruptcy of MSP; (vii) the occurrence of any event or any action by MSP which NOVA or Member determine in good faith to constitute unsound business practices or which might impose a risk of financial loss to NOVA or Member; and (viii) any failure by MSP to provide appropriate sales agent support (including without limitation merchant application review, site inspection, monthly reporting, terminal support, commission payment, etc.),

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          E. "Chargeback" shall mean a Transaction  charged back by a Cardholder pursuant to the Rules.

          F. "Credit-Card" shall mean a (i) VISA card or other card bearing the symbol(s) of VISA U.S.A. Inc. or VISA International Inc. (including VISA Gold cards) or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated (including MasterCard Gold cards).

          G. "Credit Card Associations" shall mean VISA U.S.A. Inc., VISA International Inc., MasterCard International Incorporated and any successor organization or association.

          H. "Interchange Fee" shall mean the charge levied and collected in accordance with the Rules with respect to Credit Card transactions.

          I. "MasterCard" shall mean MasterCard International, Incorporated (a Delaware corporation).

          J. "Member" shall mean Regions Bank (or a successor financial institution and principal member of VISA and MasterCard to whom the rights and obligations of Member hereunder may be assigned by Regions
          Bank).

          K. "Merchant Agreement" shall mean a written contractual agreement (in a form approved by NOVA and Member and unaltered) executed among NOVA, Member and a Referred Merchant, as referenced in Section 2.D hereof, for services related to Credit Cards and Transactions. The initial form of Merchant Agreement shall be the form attached hereto as
          Exhibit 1; provided, however, the form of Merchant Agreement may be changed by NOVA and Member in their sole discretion.

          L. "Merchant Services" shall mean the credit card processing services offered or provided by NOVA and Member (or their designees) pursuant to Merchant Agreements.

          M. "Merchant Operating Account" shall mean a deposit account maintained by a Referred Merchant at a FDIC-insured financial institution which is acceptable to NOVA and Member and is a member of Automated Clearing House ("ACH")').

          N. "Referred Merchant" shall mean any seller of goods, services, or both, referred to NOVA and Member by MSP, and which is a party to a Merchant Agreement. During the term and subject to the provisions of this Agreement, MSP shall provide to all Referred Merchants the services described in Section 2. H below.

          0. "Rules" shall mean the bylaws, rules, regulations and procedures issued by a Credit Card Association or other card issuer/licensor similar to MasterCard or VISA, as such bylaws, rules, regulations and procedures may be amended or supplemented from time to time.

          P. "Sales Draft" shall mean a charge form or draft evidencing the purchase by a Cardholder of goods or services at a Referred Merchant location, by use of a Credit Card.

          Q. "Transaction" shall mean the purchase or credit by a Cardholder of goods or services at a Referred Merchant's location, by use of a Credit Card.

          R. "VISA" shall mean VISA U.S.A. Inc. (a Delaware corporation).

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2.       MERCHANTS AND MERCHANT AGREEMENTS

         A. Recruitment of Merchants. In accordance with the policies and procedures set forth on Schedule ------------------------ A hereto, MSP shall use its best efforts to locate, investigate and refer merchants MSP believes to be likely candidates for Credit Card processing relationships with NOVA and Member. MSP will market the Merchant Services offered by NOVA and Member at its own expense, in accordance with all Rules relating to third party service providers and in accordance with all policies and procedures of Member and NOVA (including without limitation the pricing terms for Referred Merchants) as such policies and procedures may be amended from time to time. Merchants referred to NOVA and Member by MSP which enter into a Merchant Agreement will have a direct business relationship with NOVA and Member, and will be subject to the terms of the applicable Merchant Agreement entered into by and among NOVA, Member and Merchant. MSP shall not be a @ to any Merchant Agreement and MSP shall have no additional obligations imposed upon it by any Merchant Agreement.

         B. Trademarks and Logos. MSP will not use the name, trademarks, service marks or logos of NOVA or -------------------- Member without the express prior written consent of such party. MSP acknowledges and agrees that MasterCard and VISA are the sole and exclusive owners of these respective trademarks and service marks, and that MSP will not contest the ownership of such marks. Additionally, MSP will use the VISA and MasterCard trademarks and service marks only in accordance with the Rules and after prior written approval of NOVA and Member (and the Credit Card Associations, if required). MSP acknowledges and agrees that the Credit Card Associations may at any time immediately and without advance notice prohibit MSP from using the marks of the Credit Card Association for any reason. Member must be prominently identified by name and city on any program materials describing the Merchant Services. MSP shall have no authority to permit use of the VISA or MasterCard program marks by any third party. Any solicitation material used by MSP must clearly disclose that the merchant agreement is by and among NOVA, Member and the individual merchant.

         C. Approval of Merchants. Member, or NOVA acting as its agent, shall review all applications submitted by prospective merchants referred by MSP. Member and NOVA each reserve the right in their sole discretion to refuse to sign a Merchant Agreement with any merchant referred by MSP.

         D. Merchant Agreements. Merchant Agreements shall be on forms provided by NOVA and Member and shall define the terms upon which NOVA and Member will provide Merchant Services to Merchant.

         E. Merchant Reserves. Upon request MSP will assist NOVA and Member in coordinating the implementation of such safeguards as NOVA or Member determine is prudent or necessary to create or require, with respect to any Referred Merchant, reserves, holdbacks, deposits or other safeguards against merchant losses. Without limitation as to additional or different safeguards, NOVA or Member may require a Referred Merchant to pay up to 100% of the funds deposited by a Referred Merchant for up to six months or more.

         F. Services Provided by NOVA. NOVA shall provide the following services on behalf of Member, to MSP and the Referred Merchants:

                    i. NOVA Network Authorization 24 x 7 x 365 toll-free Network Help Desk;

                    ii. Merchant Enrollment Service, including new merchant set-up and administration of credit policy;

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
                    iii. Chargeback and Retrieval Processing;

                    iv. Collections and Fraud Monitoring Service; and

                    v. Merchant Settlement Service, including Referred Merchant statement processing and ACH file preparation (provided, however, Member shall be responsible for effecting all settlements of Transactions).

G. Optional Services Provided by NOVA. Upon the written election of MSP, NOVA shall also provide and charge for (in accordance with Schedule B) any one or more of the following services to the Referred Merchants:

                    i. Referred Merchant Set-Up Service,  including new merchant
                    set-up   kit,    telephone   training   and   re-programming
                    assistance;

                    ii. Equipment Repair Service, including emergency swap-outs and deployment and repair service;

                    iii. Merchant Supply Fulfillment Service and equipment fulfillment service;

                    iv. 24 x 7 x 365 Customer Support, including full Point of Sale ("POS") Help Desk and Settlement Support;

                    V. Training Support, including MSP sales representative training, product and service overviews and competitive selling tips; and

                    vi. Collateral and Marketing Materials, including merchant user guides, newsletters, product brochures and equipment templates.

H. Services Provided by MSP. In addition to the duties of MSP described elsewhere in this Agreement, MSP shall provide the following services on behalf of NOVA and Member to the Referred Merchants:

Training. MSP shall provide to each Referred Merchant necessary training in the procedures and Rules applicable to the acceptance of Credit Cards, the operation of terminal equipment and the use of NOVA products and services. MSP shall initially train the Referred Merchants, including, when appropriate, distribution of a merchant set-up kit. MSP shall also train new employees of the Referred Merchant as necessary.

     ii. Merchant Support. MSP shall provide reasonable ongoing support to ensure Referred Merchants are continually apprised of their customer service requirements and to remedy any customer service problems encountered by such Referred Merchants. MSP shall supervise such personnel it may engage as employees or agents in activities hereunder. The responsibility for all such personnel it may be that of MSP only, including the responsibility of assuring full compliance by all such personnel with the terms and provisions of this Agreement.

I. Excluded Types of Merchants. MSP agrees that it or its designee will not market the Merchant Services to any existing NOVA or Member merchant, any existing merchant of a NOVA agent or any customer of NOVA. MSP also agrees to follow the guidelines set forth on Schedule A with respect to soliciting and referring merchants. If MSP has any uncertainty as to whether a particular merchant is covered by these restrictions or by

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
          Schedule A, MSP will discuss the matter in good faith with NOVA prior to proposing that such Merchant enter into a Merchant Agreement with NOVA and Member.

J. Adverse Information. During the term of this Agreement, MSP agrees to notify NOVA and Member promptly in writing if MSP becomes aware of any information about the insolvency or bankruptcy (voluntary or involuntary) or change in ownership or business of any Referred Merchant, or if MSP becomes aware of any other significant adverse information about noncompliance with the Rules by a Referred Merchant, or any information indicating that any Referred Merchant's acceptance of Credit Cards is other than the bona fide sale of products or services by such Referred Merchant.

K. Advertising/Sales Materials. All advertising and/or sales materials used by MSP shall be in compliance with the Rules. NOVA and Member shall give MSP notice of any noncompliance that comes to the attention of such party.

L. Information. MSP shall distribute to its sales representatives, in a timely fashion, changes ----------- in operating mode, and Rules received from NOVA or Member, that would affect the manner in which the Merchant Services are marketed by such representatives. MSP shall keep accurate records with respect to Referred Merchants' inquiries, orders, transactions and contacts which MSP makes pursuant to this Agreement. On behalf of NOVA and Member, MSP will request and use reasonable efforts to obtain and provide latest fiscal year business balance sheet and profit and loss statement on Referred Merchants and personal financial statements on principals, if requested by NOVA or Member.

3.       COMPLIANCE WITH RULES

         A. Registration. In connection with the services provided by MSP under this Agreement, MSP has registered and executed all applicable documents and agreements with VISA and MasterCard and is in full compliance with the Rules. MSP further agrees to the following:

                    i. maintain its registration with VISA and MasterCard and fully comply with the terms of any documents and agreements executed therewith;

                    ii. comply with all reporting requirements of MasterCard and VISA; and

                    iii. promptly give written notice to NOVA and Member of the identity and location of all sales locations of MSP. MSP acknowledges and agrees it may not delegate any of its rights or obligations hereunder to any other person or entity, except pursuant to a valid assignment complying with the requirements set forth in Section 9 below

        B.     Compliance  with   MasterCard   Rules.  In  accordance  with  the
               MasterCard   Rules  regarding  member  service   providers,   MSP
               acknowledges and agrees as follows:

                    i. MSP understands and agrees to comply in all respects with the MasterCard Rules (including without limitation the Rules regarding member service providers);

                    ii. MSP acknowledges and agrees that MasterCard has the right to enforce any provision of the MasterCard Rules and to prohibit any conduct by MSP that creates a risk of injury to MasterCard or that may adversely affect the integrity of MasterCard's systems, information or both. MSP agrees to refrain from taking any action that would have the effect of interfering with or preventing an exercise of such right by MasterCard; and

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
                    in the event of any inconsistency between any provision of this Agreement and the MasterCard Rules, the MasterCard Rules will be afforded precedence and shall apply.

4.       CONDENSATION TO MSP

         A. Processing Rates and Fees. NOVA, acting on its own behalf and as Member's agent, shall pay to ----------------- MSP as fall consideration and compensation for the performance of all MSP's duties and obligations under this Agreement, any Referred Merchant discount revenues and/or fees collected in excess of NOVA's fees and other charges as set forth on Schedule B. Such payments shall be made within thirty (30) days following the end of each month; provided, however, NOVA shall use its best efforts to make such payments within fifteen (15) days following the end of each month. For example, amounts payable to MSP for Referred Merchant revenues collected for March Transactions shall be paid to MSP by April 30, but NOVA will attempt to pay such revenues by April 15).

         B. Pass-Through of Certain Fees. NOVA and Member reserve the right to pass through to MSP certain ----------------------------- fees or penalties imposed by any Credit Card Association as a result of the activities, acts or omissions of MSP. Additionally, MSP agrees to pay promptly any fees or penalties imposed by the Credit Card Associations with respect to MSP's registration as a service provider for Member. MSP acknowledges that NOVA and
               Member, in their discretion and in accordance with the terms of the Merchant Agreements, may pass through to Referred Merchants any fees or expenses related to implementing changes to software/hardware requirements deemed necessary by the Credit Card Associations or other service providers.

5.       DUE CARE AND LIABILITY

MSP  hereby  agrees  to  indemnify  and  hold  NOVA,  Member,  the  Credit  Card
Associations, the Referred Merchants and the members of the Credit Card Associations harmless from and against any claim, demand, loss, financial or otherwise, damage, liability or cost (including reasonable legal fees and expenses), caused by or in any way arising from: (i) any failure by MSP to fully comply with the Rules and all other rules, regulations, policies and procedures of NOVA, Member, MasterCard, VISA and any other similar Credit Card licensor;
(ii) any breach or default by MSP of this Agreement or any other agreement between MSP and (a) NOVA, (b) Member or (c) any Referred merchant; (iii) any negligent or wrongful act of MSP in performing or failing to perform the obligations hereunder; or (iv) any termination of this Agreement pursuant to
Section 8 hereunder. The obligations of MSP hereunder are not intended to cover typical credit losses (including chargebacks) incurred by NOVA or Member as a result of Referred Merchants' refusal or inability to pay, unless such credit losses are incurred by NOVA or Member as a result of any act or omission or MSP described in (i) - (iv) above.

6.       GENERAL

         A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         B. Entire Agreement. All Schedules and Exhibits attached to this Agreement and the Rules arc hereby made a part of this Agreement for all purposes. This Agreement represents the entire understanding among NOVA, MSP and Member with respect to the matters contained herein and, except as otherwise provided in this Agreement, it may be amended only by an instrument in writing signed by each of the parties hereto.


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


          C. No Partnership or Agency. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties hereto or be deemed to constitute MSP as an agent for NOVA or Member for any purpose whatsoever. MSP is an independent contractor and not an employee of NOVA or Member.

         D. Third Party Rights. This Agreement is solely for the benefit of the parties hereto and nothing herein, express or implied, shall be deemed to be for the benefit of any third party or create any third party rights or standing to sue.

         E. Notices. Any notice required or permitted under this Agreement shall be in writing and may be delivered by personal service or by U.S. certified mail, return receipt requested and postage prepaid, to the addresses of the parties set forth below, or such other addresses as may be provided by written notice to the other parties in accordance with the terms of this notice provisions. Any such notice shall be effective upon the earlier of (i) five days after deposit in the mail properly addressed and postage prepaid, or (ii) actual receipt.

If to NOVA:                NOVA Information Systems, Inc.
                           One Concourse Parkway, Suite 300
                           Atlanta, Georgia 30328
                           Attn.: James M. Bahin, Chief Financial Officer
                              Facsimile No.: (404) 698-1046

With a copy to:            NOVA Information Systems, Inc.
                           One Concourse Parkway, Suite 300
                           Atlanta, Georgia 30328
                           Attn.: Cathy A. Harper, General Counsel
                              Facsimile No.: (404) 698-1046

If to Member:              Regions Bank
                           25 Washington Avenue, Suite 600
                           Montgomery, Alabama 36104
                           Attention:    Jackie D. Oliver

With a copy to:            Steiner, Cnnn & Baker
                           8 Commerce Street, 8th Floor
                           Montgomery, Alabama 36104
                           Attention:    Debra L. Loard, Esquire

If to MSP:                 U.S. Wireless Data, Inc. 1123 Western Ave.
                           NEII Valley, CA 94941
                           Attention:    Rod L. Stambaugh


         F. Dispute Resolution. Any controversy, dispute or claim arising out of, or in connection with ------------------- this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the miles of the American Arbitration Association ("AAA"), as may be amended from time to time (the "AAA Rules"). Judgment upon award rendered by the arbitrators may be entered in any court: (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought,- or (iii) having jurisdiction over any such party's assets. The procedures and law applicable during the arbitration of any controversy, dispute or claim will be both the AAA Rules and the internal substantive laws of the State of Georgia (excluding, and without regard to, its or any other

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
               jurisdiction's rules concerning any conflict of laws). In any arbitration pursuant to this Agreement, the award of decision must be rendered by at least a majority of the members of an arbitration panel consisting of three (3) members, one of whom will be appointed by each of the parties hereto. All arbitrators must be persons who are not employees, agents or former employees or agents of any party. In the event that any of the parties hereto fails to appoint an arbitrator within thirty (30) days after submission of the dispute to arbitration, such arbitrator will be appointed by the AAA in accordance with the AAA Rules.

         G. Force Majeure. Neither party shall be liable to the other for any failure or delay in its performance of this Agreement in accordance with its terms if such failure or delay arises out of causes beyond the control and without the fault or negligence of such party.

         H. Waiver. Any waiver or delay by any party hereto in asserting or exercising any right, shall not constitute a waiver of any further or other rights of said party. If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

         1. Attorney's Fees. In the event any party hereto is determined, in connection with a final and binding arbitration pursuant to
                  Section 6.F above, to have breached this Agreement, then the non-defaulting party shall be entitled to recover expenses incurred in enforcing the provisions of this Agreement, including reasonable attorneys' fees and costs.

         J. Severability, If any provision of this Agreement is found illegal, invalid or unenforceable, such finding will not affect any other provision hereunder. This Agreement shall be deemed modified to the extent necessary to render enforceable the provisions hereunder, and to comply with the Rules.

7. TERM OF AGREEMENT The term of this Agreement shall be for a period of three (3) years commencing from the date of this Agreement. Thereafter, this Agreement shall renew automatically for additional successive one-year terms, unless any party hereto provides the other parties written notice of intent not to renew this Agreement at least ninety
         (90) days prior to the expiration of the then current term. The terms of this Agreement shall remain in force with respect to all
         Transactions processed hereunder and all Chargebacks, fees and liabilities relative thereto.

8.       TERMINATION

         A. Termination for Cause. Any party hereto may terminate this Agreement upon a material default ----------- hereunder by another party if such default is not cured within (30) days of receipt of written notice thereof from the non-breaching party. NOVA or Member may also terminate this Agreement at any time for Cause. This Agreement shall terminate automatically upon the occurrence of either of the following: (i) the termination of Member's MasterCard and VISA licenses and membership; (ii) the termination of the NOVA/Member Agreement (provided, NOVA will attempt to give, MSP at least sixty (60) days notice prior to termination); or (iii) the termination by MasterCard or VISA of MSP's registration as a third party service provider for Member.

         B.       Other  Termination.   NOVA  or  Member  may,  at  its  option,
                  terminate this Agreement immediately without notice to MSP in the event of any one of the following events:

                    i.  the  filing  of  a  bankruptcy   petition,   insolvency,
                    inability to meet its debts (in the ordinary course of business) or dissolution of MSP;

                    ii. MSP making an assignment by MSP for the benefit of its creditors or an offer of settlement or extension to its creditors generally;

                    iii, the appointment of a trustee, conservator, receiver or similar fiduciary for MSP or for substantially all of MSP's assets;

                    the ace of any material adverse change in ft nature or conduct of the business of MSP as carried on at the date hereof-, or

                    V. failure by MSP to perform its obligations under this Agreement.



                           Certain  Post-Termination  Rights.  In the  event  of
                         termination of this Agreement, NOVA and Member shall have the right in addition to the other rights and remedies under this Agreement and at law and in equity, to exercise a right of set-off such funds payments otherwise due to MSP pursuant to Section 4. A., for any amounts due to NOVA or Member hereunder pursuant to
                         Section 4.B., and, in the event of termination of this Agreement for cause, any damages suffered by NOVA or Member hereunder and at law, then owing or which may thereafter become owing. No termination of this Agreement shall affect any Merchant Agreement that is in effect as of the time of termination, After termination, MSP agrees to cooperate in all reasonable respects with NOVA and Member throughout the remaining term of each Merchant Agreement, MSP agrees not to solicit or encourage any Referred Merchant to terminate a Merchant Agreement in force with NOVA or Member for any man after the termination of this Agreement. Sections 5, 6.F, 9,C and 10 shall survive termination of @ Agreement.

                         Upon T@ of MSP, NOVA shall offer to enter into a servicing only agreement following the termination of this Agreement to enable MSP to continue servicing the Referred Merchants and receiving fees for such servicing responsibilities, provided this Agreement has not been terminated for cause by NOVA or Member.

         9. ASSIGNMENT This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding the foregoing sentence, however, this Agreement may not be assigned by MSP without the prior written consent of NOVA and Member, and the receipt of all required consents from the Credit Card Associations.

         10, CONFIDENTIALITY - MSP, NOVA and Member each agree that it will @ in strictest confidence all information and data belonging to or relating to the business of the other parties to this Agreement, which is designated confidential by the @ to which such information or data belongs or relates (including without rotation the terms of this Agreement and information related to Referred Merchants), and that each party will safeguard such information and data by using the same degree of cm and discretion that it uses with its own data that such party regard as confidential.

                        Credit Card Processing Agreement
                           Schedule A - Credit Policy
                           --------------------------

INTRODUCTION

The following documentation represents the current NOVA and Member new merchant Credit Policy. These guidelines are intended to govern the circumstances under which new merchant applications will be approved or declined.

APPLICATION APPROVAL

The following represents the minimum review requirements for new merchant applications generated by MSP and its representatives. These are minimum requirements and additional information may be requested by NOVA and Member. Any changes or exceptions to the following guidelines must be approved by NOVA and Member. Every new merchant application submitted for approval by MSP must include or comply with the following requirements:

     The type of business on the merchant application must not appear on the "Prohibited Products" or "Prohibited Methods of Selling" categories of the "Restricted Merchant List" (See Exhibit 1). Certain @s of businesses that appear in the "Restricted Business List" category of the "Restricted Merchant List" may be considered for approval when Additional Documentation Required for Exceptional Merchants as listed below is provided.

     The new merchant application must be completed, including: type of business; officer/owner information including ownership structure; VISA/MasterCard volumes and average ticket; signatures of the officers/owncrs; site survey; percentage of the Mail Order/Telephone Order ("MO/TO") volume.

     A properly executed,,  unaltered NOVA/Member Merchant Processing Agreement.
     Execution  of  the   Agreement   should  be  witnessed  by  an   authorized
     representative of MSP.

     A properly executed receipt for Referral Merchant funds, if applicable.

     A completed debit/credit authorization form signed by an authorized officer/owner of the merchant, together with voided check with the complete transit and routing and demand deposit account numbers attached.

     Completed site survey report which designates the correct type of business and inventory sufficient to support the projected VISA/MasterCard sales. The site survey report must be signed by a MSP representative or an independent third party inspection service acceptable to NOVA.

     Adequate personal information to allow NOVA and Member to perform a credit review. A negative credit review (for example, prior or outstanding tax liens, judgments, collection accounts, multiple slow pay accounts, etc.) or lack of personal credit may result in the application being declined. NOTE:
     At least two of the following credit bureaus must be used to provide credit information: CBI Equifax; TRW; TransUnion; Dun & Bradstreet Report; Acceptable Combined Terminated Merchant File inquiry.

     One month current merchant statements from previous processor.

                        Credit Card Processing Agreement
                     Schedule A - Credit Policy (continued)

     In cases where the disposition of the merchant application is not apparent based on the above information, the following information may be required by NOVA/Member:

     -   Audited Financial Statements,
     -   Corporate Tax Returns;
     -   Personal Tax Returns (Principals);
     -   Copy of Printed Sales Material;
     -   Copy of Return Policy;
     -   Copy of Articles of Incorporation or Business License;
     - Detailed description of how merchant conducts business relative to deliveries, deposits and telephone sales;
     - Six months of most recent VISA/MasterCard processing statements OR six months of most recent business checking statements.


Derogatory Background Information:

     - In general, payments now current that were past due will not be questioned unless they are the norm for the report

     - In general, payments past due of 30-60 days will not hold up the application unless they exceed $500 or are the non-n for the report

     - Proof of satisfaction will be requested for any outstanding judgment or lien over $500

     - Further explanation and possibly proof of satisfaction will be requested for any legal item with a dollar amount attached in excess of $500

     - Any charge off in excess of $500 will be viewed as a substantially derogative piece of the overall report

     - Any single negative item in excess of $1,000 will be viewed as seriously derogative

     - Foreclosure and repossessions are considered seriously derogative


     Exceptional Merchants Include the Following:

     - Merchants processing greater than 25% MO/TO

     - Merchant processing Out of Home Sales

     - Merchants with bankcard volume greater than $2.5 million annually

     - Merchants with type of business appearing in "Restricted Business List" category of "Restricted Merchant List"

     The following Additional Documentation will be required in order for Exceptional Merchants to be considered for approval:

     - Most recent audited Balance Sheet & Income Statement OR 2 years of corporate tax returns (personal if business in not incorporated)

     - Copy of [] Business Certification, OR [I Business License, OR [] Articles of Incorporation

     - Detailed description of how merchant conducts business relative to deliveries, deposits and telephone sales

     - 6 months of recent processing statements OR, if processor statements not available, 6 months most recent checking account statements

     - 2 photographs of merchant location: Outside displaying signage and Inside displaying inventory

                        Credit Card Processing Agreement
                     Schedule A - Credit Policy (continued)

                                   SCHEDULE A

                                    Exhibit I

                            Restricted Merchant List

Restricted Business List

Apartment Houses
Auctions
Bail Bond Service
Bars/Tavems (not serving food)
Car Rental Agencies
Card Rooms
Cellular Telephone Companies
Charitable Organizations
Check Cashing Institutions
Collection Agencies
Companion or Escort Services
Computer Hardware and Software
Cooperative Consumer Discount Groups
Credit Restoration/Repair Agencies
Dating Services
Employment Agencies
Gambling Establishments
General Contractors/Home Improvement/ Home Repairs
Health Spas/Clubs (except country clubs)
Income Tax Services
Insurance Agencies
Lawyers/Law Finns Engaged in Bankruptcy
Limousine or Taxi Service
Long Distance Providers (blocks of phone time)
Mall Kiosks
Massage Parlors
Modeling Agencies/Star Search
Monthly recurring billing by MO/TO
Professional Billing Services
Resort Land Promotions
Restune Preparers

Restricted Business List (con't)

Sexual Encounter Firms
Software Vendors
Sports Forecasting
Talent Booking Agencies
Third Party Hotel Reservation Services
Towing Services
Travel Agencies/Clubs
Used Car Lots/Sales

Prohibited Products

Drug Paraphernalia
Investment Opportunities
Lotteries or Raffles
Pawn Shops
Phone Cards
Pomographic/Adult Materials
Real Estate Services
Time Share Condo Sales
Water Purification

Prohibited Methods of Selling

Door to Door
Flea Markets
Membership Type Business @d/Multi Level Sales Sales Out of Home
Neighborhood Party Type Sales Future Services

This list is not meant to be all inclusive and applications for businesses not on this list may be declined for of business.

                                   SCHIEDULE B



(Confidentially for this page of this document has been requested pursuant to Commission rule 24b-2. The omitted material has been filed separately with the Commission.)